Exhibit 21

IMS Health Incorporated Active Subsidiaries as of December 31, 2009

Name	Jurisdiction of Incorporation	100% except as noted
COORDINATED MANAGEMENT SYSTEMS, INC.	Delaware
DATA NICHE ASSOCIATES, INC.	Illinois
ENTERPRISE ASSOCIATES, LLC	Delaware
HEALTH VANGUARD, INC,	Delaware
Health Benchmarks, Inc.	Delaware
IMS CHINAMETRIK INCORPORATED	Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China
IMS CHINAMETRIK LIMITED	Hong Kong
Global Crown Investment Limited	Hong Kong
United Research China (Shanghai) Ltd.	China
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
Meridian Research Vietnam Ltd.	Vietnam
IMS CONTRACTING & COMPLIANCE, INC.	Delaware
IMS GOVERNMENT SOLUTIONS, INC.	Delaware
IMS HEALTH ASIA PTE. LTD.	Singapore
IMS HEALTH, CANADA LIMITED	Canada
IMS HEALTH CONSULTING, INC.	Canada
IMS HEALTH DEUTSCHLAND GMBH	Germany
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health GmbH & Co. OHG	Germany
IMS Hellas EPE.	Greece
IMS HEALTH FINANCE, INC.	Delaware
IMS Trading Management, Inc.	Delaware
IMS Health Finance Ltd.	Bermuda
IMS HEALTH GROUP LIMITED	United Kingdom
IMS Health HQ Limited	United Kingdom
IMS Holdings (U.K.) Limited	United Kingdom
IMS Health Global Holdings UK Ltd.	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
Pharmadat Marktforschumgs Gesellschaft m.b.H.	Austria
IMS Health UK Investments Ltd.	United Kingdom
IMS Health S.A.	Spain
IMS Health Limited	United Kingdom
IMSWorld Publications Ltd.	United Kingdom
Cambridge Pharma Consultancy, Ltd.	United Kingdom
IMS Health Surveys Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom
IMS HEALTH INDIA HOLDING CORPORATION	Delaware
RX India Corporation	Delaware
IMS Health India Private Limited	India
IMS HEALTH KOREA LTD.	Korea
IMS HEALTH LICENSING ASSOCIATES, L.L.C.	Delaware
Spartan Leasing Corporation	Delaware
IMS HEALTH PHILIPPINES, INC.	Philippines
IMS HEALTH PUERTO RICO INC.	Puerto Rico
IMS HEALTH TAIWAN LTD.	Taiwan

Name	Jurisdiction of Incorporation	100% except as noted
IMS HEALTH TRADING CORPORATION	Delaware
IMS Health Holdings (Pty.) Ltd.	South Africa
IMS Health (Pty.) Ltd.	South Africa
IMS HEALTH TRANSPORTATION SERVICES CORPORATION	Delaware
IMS HEALTH (ISRAEL) LTD.	Israel
IMS JAPAN K.K.	Japan
Datasurf Co.	Japan
IMS (GIBRALTAR) HOLDING LIMITED	Gibraltar
IMS Cyprus LTD	Cyprus
IMS Netherlands Holding B.V.	Netherlands
IMS Health Limited	Ireland
IMS Health S.P.A.	Italy
Aboutpharma S.r.l.	Italy
IMS Health, LDA.	Portugal
IMS AB	Sweden
Medical Radar Holding AB	Sweden
IMS Medical Radar AB	Sweden
IMS Health Sweden AB	Sweden
IMS AG	Switzerland
IMS Health Argentina S.A.	Argentina
Phama S.A.	Argentina
IMS Health Marktforschung GmbH	Austria
IMS Health S.P.R.L.	Belgium
IMS Health Consulting bvba	Belgium
Source Belgium sprl	Belgium
IMS Health Bolivia S.R.L.	Bolivia
IMS Health Do Brasil Ltda.	Brazil
IMS Health Servicos De Informacao LTDA	Brazil
IMS Bulgaria E.o.o.D.	Bulgaria
Asesorias IMS Health Chile Limitada	Chile
Capacitaciones IMS Health Chile Limitada	Chile
Operaciones Centralizadas Latinoamericana Limitada	Chile
Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia
IMS Adriatic d.o.o. za konzalting	Croatia
IMS Health a.s.	Czech Republic
IMS Republica Dominicana, S.A.	Dominican Republic
IMS Ecuador S.A.	Ecuador
IMS Health Egypt Limited	Egypt
IMS Health Oy	Finland
IMS Health S.A.S.	France
PR International S.A.	France
PR Editions S.A.	France
IMS Software GmbH	Germany
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
IMS Health Services Ltd.	Hungary

Name	Jurisdiction of Incorporation	100% except as noted
ORG IMS Research Private	India	50.00
IMS Health Bangladesh Limited	Bangladesh
IMS Health Lanka (Private) Limited	Sri Lanka
PT IMS Health Indonesia	Indonesia	95.00
Pharm-Consult Limited Liability Partnership	Kazakhstan
UAB IMS Health	Lithuania
IMS Health Malaysia Sdn. Bhd.	Malaysia
Interdata S.R.L. de C.V.	Mexico
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico
Informations Medicales & Statistiques S.A.R.L.	Morocco
IMS Health B.V.	Netherlands
IMS Health Finance B.V.	Netherlands
IMS Health Norway A/S	Norway
IMS Health Pakistan (Private) Limited	Pakistan
IMS Health Paraguaya S.R.L.	Paraguay
IMS Health Del Peru S.A.	Peru
IMS Poland Limited Sp.z.o.o.	Poland
IMS Health Consulting Sp.z.o.o.	Poland
IMS Pharmaceutical Services Srl.	Romania
IMS Health LLC	Russia
RMBC Pharma Ltd.	Russia
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
IMS Services, pharmaceutical marketing services Ltd.	Slovenia
IMS Production Hubs, S.L.	Spain
Mercados Y Analisis, S.A.	Spain
CORE Holding GmbH	Switzerland
CORE Center for Outcomes Research GmbH	Switzerland
IMS Health GmbH	Switzerland
M&H Informatics Holding AG	Switzerland
IMS Informatics AG	Switzerland
IMS Informatics (BD)	Bangladesh
Interstatistik AG	Switzerland
Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda.	Brazil
IMS Health Tunisia sarl	Tunisia
IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey
IMS Health Uruguay S.A.	Uruguay
PMV De Venezuela, C.A.	Venezuela
IMS SERVICES, LLC	Delaware
IMS Health (Australia) Partnership	Australia
IMS Health Australia Holding Pty. Ltd.	Australia
IMS Health Australia Pty. Ltd.	Australia
M-Tag Pty. Limited	Australia
Battaerd Mansley Pty. Ltd.	Australia
IMS Health (N.Z.) Limited	New Zealand
IMS SOFTWARE SERVICES, LTD.	Delaware
INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)	Delaware
MARKET RESEARCH MANAGEMENT, INC.	Delaware
PHARMETRICS, INC.	Massachusetts